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                                                                     EXHIBIT 3.5
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                    RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                           CURTIS INDUSTRIES, INC.

        Curtis Industries, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

        1. The name of the corporation is Curtis Industries, Inc. and the name under which the Corporation was orginally incorporated is BTIC Acquisition Corp.

        The date of filing its original Certificate of Incorporation with the Secretary of State was July 27, 1990.

        2. This Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of the Corporation.

        3. The text of the Certificate of Incorporation as amended or supplemented heretofore is further amended hereby to read as herein set forth in full:

        FIRST:  The name of the Corporation is Curtis Industries, Inc.

        SECOND: The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

        THIRD: The nature of the business or purposes to be conducted or promoted are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        FOURTH:

        A. GENERAL AUTHORIZATION. The aggregate number of shares of capital stock which the Corporation is authorized to issue is Seven Hundred Twelve Thousand One Hundred Sixty Nine (712,169) shares, consisting of:

        1. Five Hundred Thousand (500,000) shares of common stock having a par value of one cent ($.01) per share; and

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                2. Two Hundred Twelve Thousand Six Hundred Nineteen (212,619)
        shares of preferred stock having a par value of one cent ($.01) per share.

        B. COMMON STOCK. A statement of the designations and the powers, preferences and rights, including voting rights, and the qualifications, limitations and restrictions in respect of the common stock is as follows:

                1. DIVIDENDS. Except as otherwise provided in this Restated Certificate of Incorporation, the Board of Directors of the Corporation may cause dividends to be paid to the holders of shares of common stock out of funds legally available for the payment of dividends by declaring an amount per share as dividends. When and as dividends are declared other than dividends declared with respect to the preferred stock, whether payable in cash, in property or in shares of common stock, the holders of common stock shall be entitled to share equally, share for share, in such dividends.

                2. LIQUIDATION RIGHTS. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment shall have been made to the holders of preferred stock of the full amount to which they shall be entitled, the holders of common stock shall be entitled, to the exclusion of the holders of preferred stock, to share, ratably according to the number of shares of common stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

                3. VOTING RIGHTS. Except as otherwise provided in this Restated Certificate of Incorporation or by applicable law, the holders of common stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote, and each holder of common stock shall be entitled to one vote for each share of such stock held by such holder.

        C. PREFERRED STOCK. A statement of the designations and the powers, preferences and rights, including voting rights, if any, and the qualifications, limitations and restrictions in respect of the shares of preferred stock is as follows:

                1. Subject to Article EIGHTH and the express provisions of each series of preferred stock, the Board of Directors is hereby empowered to cause the preferred stock to be issued from time to time for such consideration as it may from time to time fix, and to cause such preferred stock to be issued in one or more series, with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issues of such stock adopted by the Board of Directors. Each senes of preferred stock shall be distinctly designated. Except in respect of the particulars fixed by the Board of Directors for each series as permitted hereby, all shares of preferred stock shall be of equal rank and shall be identical. All shares of any one senes


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        of preferred stock so designated by the Board of Directors shall be alike in every particular, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. The voting rights, if any, of each such series and the preferences and relative, participating, optional and other special rights of each such series and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and the Board of Directors of the Corporation is hereby expressly granted authority to fix, by resolutions duly adopted prior to the issuance of any shares of a particular series of preferred stock so designated by the Board of Directors, the voting powers of stock of such series, if any, and the designations, preferences and relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof, if any, for such series, including without limitation the following:

                        (a) The distinctive designation of and the number of
                shares of preferred stock which shall constitute such series provided that such number may be increased (but not above the total number of authorized shares of preferred stock) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

                        (b) The rate and time at which, and the terms and
                conditions upon which, dividends, if any, on preferred stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other series of preferred stock or any other class of stock of the Corporation and whether such dividends shall be cumulative or noncumulative;

                        (c) The right, if any, of the holders of preferred stock
                of such series to convert the same into, or exchange the same for, shares of any other class of stock or any series of any class of stock of the Corporation and the terms and conditions of such conversion or exchange;

                        (d) Whether or not preferred stock of such series shall
                be subject to redemption, and the redemption price or prices and the time or times at which and the terms and conditions upon which, preferred stock of such series may be redeemed;

                        (e) The rights, if any, of the holders of preferred
                stock of such senes upon the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary;

                        (f) The terms of the sinking fund or redemption or
                purchase account, if any, to be provided for the preferred stock of such series; and

                        (g) The voting powers, if any, of the holders of such
                series of preferred stock which may, without limiting the generality of the foregoing,


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                include the right, voting as a series by itself or together with any other series of the preferred stock as a class, (i) to vote more or less than one vote per share on any or all matters voted by the stockholders and (ii) to elect one or more directors of the Corporation if there has been a default in the payment of dividends on any one or more series of the preferred stock or under such other circumstances and upon such other condition as the Board of Directors may fix.

                2. The Board may, in establishing any series of preferred stock, provide limitations on the payment of dividends on the common stock while any dividends on shares of preferred stock are accrued and unpaid.

        D. PROVISIONS RELATING TO ALL CLASSES OF STOCK. The Corporation may issue shares of its preferred stock or common stock from time to time for such consideration (not less than the par value thereof) as may be fixed from time to time by the Board. Any and all shares so issued, for which such consideration has been paid or delivered to the Corporation, shall be deemed fully paid shares and shall not be liable to any further call or assessments thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

        FIFTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

                To make, alter or repeal the by-laws of the Corporation.

                To authorize and cause to be executed mortgages and liens upon the real property of the Corporation.

                To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

                By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the Corporation.

                When and as authorized by the stockholders in accordance with statute, to sell lease or exchange all or substantially all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist, in whole or in part, of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the Corporation.

        SIXTH: No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Corporation or its stockholders (2) for


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acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitations on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this Article shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

        SEVENTH:

        A. Each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in subsection B of this Article, the Corporation shall indemnify any such person seeking indemnification in (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to connection with a proceeding (or part thereof) initiated by such person only if such proceeding be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The Corporation may, by action of


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its Board of Directors, provide indemnification to employees and agents of the
Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

        B. If a claim under subsection A of this Article is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

        C. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Restated Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

        D. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

        E. As used in this Article, references to "the Corporation" shall include, in addition to the resulting or surviving corporation, any constituent corporation absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees and agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.



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        F. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee and agent of the Corporation as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including a grand jury proceeding and an action by the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated or by any other applicable law.

        EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

        NINTH: Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

        TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

        4. This Restated Certificate of Incorporation was duly adopted by vote of the stockholders in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.



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        IN WITNESS WHEREOF, said Curtis Industries, Inc. has caused this certificate to be signed by Maurice P. Andrien, Jr., its President, and attested by Scott A. Boyle, its Secretary, this 17th day of August, 1992.

                                           CURTIS INDUSTRIES, INC.



                                           By: /s/ Maurice P. Andrien
                                              ----------------------------------
                                              Maurice P. Andrien, Jr., President

ATTEST:



By: /s/ Livio M. Borghese
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    Livio M. Borghese, Assistant Secretary





















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